UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2011

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 19, 2011, Taylor Capital Group, Inc. (the “Company”) issued a press release announcing that it has completed its previously disclosed $35.0 million rights offering, which expired in accordance with its terms at 5:00 p.m., Eastern Time, on December 14, 2011. The rights offering was fully subscribed. Rightsholders exercising their subscription rights purchased a total of 4,424,778 shares of the Company’s common stock, which was the maximum number offered, at a price of $7.91 per share. Total gross proceeds to the Company were $35.0 million. The Company currently intends to use the proceeds for general corporate purposes, particularly to provide additional liquidity to continue to act as a source of strength for the Bank, to better align its capital position with that of its peers and to support future growth plans.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

99.1	Press Release, dated December 19, 2011, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2011

TAYLOR CAPITAL GROUP, INC.

/s/ Randall T. Conte
By:	Randall T. Conte
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 19, 2011, issued by the Company.